

<ARTICLE>                     OPUR3
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
Consolidating Balance Sheet,  Consolidating Income Statement,  and Consolidating
Earnings Reinvestment Statement, and is qualified in its entirety by referene to such financial statements.
</LEGEND>
<MULTIPLIER>                                   1000


<PERIOD-TYPE>                                  9-MOS
<FISCAL-YEAR-END>                              DEC-31-1998
<PERIOD-START>                                 APR-01-1998
<PERIOD-END>                                   DEC-31-1998
<BOOK-VALUE>                                   PER-BOOK
<TOTAL-ASSETS>                                 6,895,102
<TOTAL-OPERATING-REVENUES>                     1,721,852
<NET-INCOME>                                    (195,536)


